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EXHIBIT 99.1     PRESS RELEASE





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BERKSHIRE HILLS BANCORP, INC., REPORTS 2001 FOURTH QUARTER AND YEAR END EARNINGS


PITTSFIELD, MA - January 23, 2002 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), reported net income of $1.7 million for the quarter ended December 31, 2001 as compared to $2.5 million for the quarter ended December 31, 2000. For the year ended December 31, 2001, net income was $8.9 million as compared to $4.6 million for the year ended December 31, 2000. The results for 2001 include a $2.2 million gain from the dissolution of the Bank's defined benefit pension plan, while the results for 2000 include a non-recurring, one-time expense of $5.7 million related to the funding of Berkshire Hills Foundation, a charitable foundation, with Company stock in connection with the Company's mutual to stock conversion in June 2000.

Berkshire Hills Bancorp's annualized return on average assets and annualized return on average equity for the fourth quarter of 2001 were 0.67% and 4.87%, respectively, compared with 0.98% and 6.19%, respectively, for the corresponding quarter of 2000. For the year ended December 31, 2001, Berkshire Hills Bancorp's return on average assets and return on average equity were 0.86% and 5.74% respectively, compared with 0.49% and 3.72% for the year ended December 31, 2000.

Basic and diluted earnings per share for the quarter ended December 31, 2001 were $0.30 and $0.28, respectively. For the quarter ended December 31, 2000, basic earnings per share was $0.35. There was no potential issuance of common stock equivalents in 2000 which would cause dilution of earnings. Basic and diluted earnings per share for the year ended December 31, 2001 were $1.42 and $1.35, respectively. There is no comparable figure for 2000, as the Company became a public company in June 2000. The Company's book value per share at December 31, 2001, September 30, 2001, and December 31, 2000 was $21.68, $21.21,
and $21.02, respectively.

Dividend Declared

Berkshire Hills Bancorp also reported that the Board of Directors declared a quarterly cash dividend of $0.12 per common share, an increase of $0.01 per share from the previous quarter, payable on February 22, 2002 to stockholders of record as of February 7, 2002.

Annual Meeting

Berkshire Hills Bancorp, Inc., announced today that it has established May 2, 2002 as the date of its 2002 Annual Meeting of Stockholders. The meeting will be held at the Crowne Plaza Hotel, One West Street, Pittsfield, MA at 10:00 a.m. The voting record date has been set as March 14, 2002. The Company intends to distribute proxy solicitation materials on or about March 28, 2002.

Stock Repurchases

During 2001, the Company successfully completed three 5% stock repurchase programs totaling 1,094,469 shares at a cost of $20.2 million. The Company is currently engaged in its fourth 5% repurchase program having purchased 154,152 shares out of an authorized 328,964 shares as of December 31, 2001 at a cost of $3.1 million. Due primarily to the stock repurchase programs, stockholders' equity declined to $139.3 million on December 31, 2001 from $161.3 million on December 31, 2000.

Financial Condition

Total assets at December 31, 2001 were $1.03 billion as compared to $1.01 billion at December 31, 2000, an increase of $20.5 million, or 2.0%. Loans increased $9.3 million to $803.0 million from $793.6 million last year. Commercial real estate loans and commercial construction loans increased $31.5 million, and more than offset a $14.6 million decline in automobile loans, and $11.3 million decline in residential loans. Commercial real estate loan growth and commercial construction loan growth was centered in loans to retirement/assisted living facilities throughout Berkshire County as well as in loans to various hotels, motels, and bed & breakfasts in the lodging industry. Automobile loan balances declined as the Company continued its strategy to reduce the level of lower quality indirect automobile loans in its portfolio and focus its origination efforts on higher quality automobile loans. This change in strategy also resulted in a change in its risk management practices for these loans. A highly competitive local marketplace, along with the sale of all newly originated fixed rate mortgage loans, contributed to the decline in residential loans.

Asset growth was supported by a $13.1 million, or 1.8%, increase in deposits to $742.7 million at December 31, 2001 from $729.6 million at December 31, 2000 along with a $32.6 million increase in borrowings from the Federal Home Loan Bank of Boston. As interest rates declined precipitously throughout 2001 making borrowing more affordable, the Company also noted a shifting of customer deposit preferences from certificates of deposit and money market accounts into savings accounts and demand deposit accounts.

Net interest income, before the provision for loan losses, totaled $11.1 million for the quarter ended December 31, 2001 up $799,000, or 7.8%, from $10.3 million for the same quarter last year. Rapidly declining interest rates had a bigger impact on interest expense than interest and dividend income when comparing this past quarter to 2000's fourth quarter. For the twelve months ended December 31, 2001, net interest income totaled $42.2 million, an increase of $4.7 million, or 12.5%, from the $37.6 million earned in 2000. The Bank's assets were repricing more rapidly than its liabilities early in the year. However, the situation reversed late in the year as the Bank altered its deposit pricing strategies. This change enabled margins to remain wide throughout 2001. For the three months and twelve months ended December 31, 2001, the Bank's net interest margin was 4.57% and 4.35%, respectively, as compared to 4.38% and 4.25%, respectively, for the same time periods last year.

Net interest income, after provision for loan losses, totaled $6.5 million for the three months ended December 31, 2001, a decrease of $3.0 million, or 31.6%, from the same quarter in 2000.

As a measure to further enhance its risk management practices, the Bank initiated a more aggressive charge-off policy for automobile loans whereby all automobile loans that are 120 days or more past due, except for those customers who are in bankruptcy proceedings, were charged-off. The change in policy resulted in an additional $2.6 million in automobile charge-offs in the fourth quarter. In conjunction with this change, the Bank established a new classification for automobile loans that were 90 days or more past due but still accruing interest. Automobile loans in the amount of $1.3 million were 90 days or more past due and still accruing interest at the end of 2001 as compared to zero at the end of the previous year. The change in policy, coupled with an $840,000 provision for commercial loan losses and an additional provision of $1.1 million, resulted in a total provision of $4.6 million for 2001's fourth quarter as compared to $740,000 for 2000's fourth quarter. For the year ended December 31, 2001, net interest income, after provision for loan losses, totaled $35.1 million, an increase of $681,000, or 2.0%, from 2000's $34.4 million. The total provisions for loan losses in 2001 and 2000 were $7.2 million and $3.2 million, respectively.

The allowance for loan losses was $11.0 million at December 31, 2001 as compared to $10.2 million at December 31, 2000 and represented 1.37% and 1.29% of total loans, respectively. The increase in 2001 was reflective of the increased risk associated with maintaining commercial loan and consumer automobile loan portfolios in a weakening economic environment. Non-performing loans as a percentage of total loans were 0.34% at December 31, 2001 as compared to 0.36% at December 31, 2000.

EastPoint Technologies, LLC

Six months ago, the Company announced its investment in EastPoint Technologies, LLC. The Company was one of a consortium of six banks who agreed to buy EastPoint. With all banks having received the necessary approvals, the Company's equity interest in EastPoint equals 60.3%. EastPoint contributed $185,000 in pre-tax income over the final six months of 2001. Eastpoint's revenues and expenses are included in various non-interest income and operating expense categories on the Consolidated Statements of Income.

Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to customers.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Legislation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

News contact:  Charles F. Plungis, Jr. 413-236-3295



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


                                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEETS

                                                                                     UNAUDITED
                                                                                    DECEMBER 31,          DECEMBER 31,
                                                                                       2001                   2000
                                                                                   --------------        ---------------
                                                                                               IN THOUSANDS
ASSETS
------
     Cash and due from banks                                                        $   22,652             $   26,891
     Short term investments                                                             19,471                 16,721
                                                                                    ----------             ----------
          Total cash and cash equivalents                                               42,123                 43,612
     Securities available for sale, at fair value                                      104,446                 99,309
     Securities held to maturity, at amortized cost                                     33,263                 32,238
     Federal Home Loan Bank stock, at cost                                               7,027                  5,651
     Savings Bank Life Insurance stock, at cost                                          2,043                  2,043
     Loans                                                                             800,414                793,621
     Loans held for sale                                                                 2,540                      -
     Allowance for loan losses                                                         (11,034)               (10,216)
                                                                                    ----------             ----------
               Net loans                                                               791,920                783,405
     Premises and equipment, net                                                        14,187                 12,370
     Foreclosed real estate                                                                  -                     50
     Accrued interest receivable                                                         5,873                  6,310
     Goodwill and other intangibles                                                     10,618                  6,260
     Other assets                                                                       20,304                 20,092
                                                                                    ----------             ----------
               TOTAL ASSETS                                                         $1,031,804             $1,011,340
                                                                                    ==========             ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
     Deposits                                                                       $  742,729             $  729,594
     Federal Home Loan Bank advances                                                   133,964                101,385
     Securities sold under agreements to repurchase                                      1,890                  2,030
     Net deferred tax liability                                                          4,761                  4,482
     Loans sold with recourse                                                                -                  7,740
     Accrued expenses and other liabilities                                              6,014                  4,787
                                                                                    ----------             ----------
          Total Liabilities                                                            889,358                850,018
                                                                                    ----------             ----------
     Minority Interests                                                                  3,123                      -
                                                                                    ----------             ----------
     Stockholders' Equity:
         Preferred stock  ($.01 par value;  1,000,000 shares                                 -                      -
           authorized; none issued or outstanding)
         Common stock  ( $.01 par value: 26,000,000 shares                                  77                     77
           authorized; shares issued:  7,673,761 at December 31, 2001 and December 31, 2000; shares outstanding: 6,425,140
          at December 31, 2001 and 7,673,761 at December 31, 2000)
         Additional paid-in capital                                                     74,146                 74,054
         Unearned compensation                                                         (11,101)                (7,187)
         Retained earnings                                                              80,657                 74,554
         Accumulated other comprehensive income                                         18,836                 19,824
         Treasury stock, at cost (1,248,621 shares at December 31, 2001)               (23,292)                     -
                                                                                    ----------             ----------
            Total stockholders' equity                                                 139,323                161,322
                                                                                    ----------             ----------
     TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                       $1,031,804             $1,011,340
                                                                                    ==========             ==========


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

                                BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF INCOME

                                                                             UNAUDITED                           UNAUDITED
                                                                         THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                           DECEMBER 31,                         DECEMBER 31,
                                                                ---------------------------------    ------------------------------
                                                                      2001               2000              2001             2000
                                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INTEREST AND DIVIDEND INCOME
     Bond interest                                                 $  1,358            $  1,419           $ 5,608        $  5,330
     Stock dividends                                                    341                 183             1,484           1,362
     Short term investment interest                                     141                 362               413             662
     Loan interest                                                   16,460              17,539            68,291          63,664
                                                                   --------            --------           -------        --------
TOTAL INTEREST AND DIVIDEND INCOME                                   18,300              19,503            75,796          71,018
                                                                   --------            --------           -------        --------
INTEREST EXPENSE
     Interest on deposits                                             5,686               7,492            26,685          27,603
     Interest on FHLB advances                                        1,536               1,704             6,613           5,766
     Interest on securities sold under agreements to
          repurchase and other borrowings                                11                  39               262              99
                                                                   --------            --------           -------        --------
TOTAL INTEREST EXPENSE                                                7,233               9,235            33,560          33,468
                                                                   --------            --------           -------        --------
NET INTEREST INCOME                                                  11,067              10,268            42,236          37,550
 PROVISION FOR LOAN LOSSES                                            4,550                 740             7,175           3,170
                                                                   --------            --------           -------        --------
NET INTEREST INCOME, AFTER PROVISION                                  6,517               9,528            35,061          34,380
    FOR LOAN LOSSES
NON-INTEREST INCOME
     Customer service fees                                              453                 396             1,810           1,590
     Trust department fees                                              479                 473             1,782           1,707
     Loan servicing fees                                                109                (123)              595             446
     Gain  on  securities, net                                            2                 130               268             423
     License maintenance and processing fees                          1,094                   -             2,100               -
     License sales and other fees                                       754                   -             2,144               -
     Gain on curtailment of defined benefit pension plan              2,173                   -             2,173               -
     Other income                                                       135                 366               490             580
                                                                   --------            --------           -------        --------
        TOTAL  NON-INTEREST  INCOME                                   5,199               1,242            11,362           4,746
                                                                   --------            --------           -------        --------
OPERATING EXPENSES
     Salaries and benefits                                            4,925               3,250            17,590          13,631
     Occupancy and equipment                                          1,357                 928             4,689           4,178
     Marketing and advertising                                          220                 247               629             578
     Data processing                                                    201                 636             1,065           1,765
     Professional services                                              455                 523             1,314             850
     Office supplies                                                    217                 147               899             706
     Foreclosed real estate and other loans, net                        398                 436             2,238           1,165
     Amortization of goodwill and other intangibles                     382                 137               827             549
     Contributions                                                        -                   -                 -           5,684
     Minority Interests                                                (148)                  -              (119)              -
     Other expenses                                                   1,152                 753             4,031           3,078
                                                                   --------            --------           -------        --------
        TOTAL OPERATING EXPENSES                                      9,159               7,057            33,163          32,184
                                                                   --------            --------           -------        --------
INCOME BEFORE TAXES                                                   2,557               3,713            13,260           6,942
     Provision for income taxes                                         838               1,256             4,349           2,360
                                                                   --------            --------           -------        --------
NET INCOME                                                         $  1,719            $  2,457           $ 8,911        $  4,582
                                                                   ========            ========           =======        ========
Earnings per share:
     Basic                                                           $ 0.30            $   0.35           $  1.42              NA
     Diluted                                                         $ 0.28            $   0.35           $  1.35              NA
Weighted average shares outstanding:
     Basic                                                            5,763               7,086             6,264              NA
     Diluted                                                          6,157               7,086             6,604              NA


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


                        BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

                                 SUPPLEMENTAL INFORMATION

                                                 UNAUDITED
                                            DECEMBER 31, 2001      DECEMBER 31, 2000
                                            -----------------      -----------------
                                                     Percent                 Percent
LOAN ANALYSIS                               Balance  of Total      Balance   of Total
-------------                                        Dollars in Thousands
Mortgage loans on real estate
         Residential  1-4 family          $ 233,017     29.02%     $244,290      30.78%
         Commercial  1 -4 family             11,517      1.43%       11,063       1.39%
         Commercial Real Estate              84,538     10.53%       63,871       8.05%
         Commercial Construction             19,351      2.41%        8,480       1.07%
         Multi-family                        13,183      1.64%       15,699       1.98%
                                          ---------                --------
              Total real estate             361,606     45.03%      343,403      43.27%

Commercial loans                            170,305     21.21%      167,085      21.05%

Consumer loans
         Automobile                         216,026     26.90%      230,648      29.06%
         Home Equity Loans                   34,439      4.30%       34,471       4.34%
         Other                               20,578      2.56%       18,014       2.27%
                                          ---------                --------
              Total consumer loans          271,043     33.76%      283,133      35.68%
                                          ---------                --------
Total loans                                 802,954                 793,621
Less:  Allowance for loan losses            (11,034)     1.37%      (10,216)      1.29%
                                          ---------                --------
         Loans, net                       $ 791,920                $783,405
                                          =========                ========

DEPOSIT ANALYSIS                                     Percent                 Percent
----------------                            Balance  of Total      Balance   of Total
                                                        Dollars in Thousands

Demand Deposits                           $ 82,757      11.14%     $ 76,750      10.52%
NOW Accounts                                80,970      10.90%       79,978      10.96%
Savings Accounts                           151,566      20.41%      137,293      18.82%
Money Market Accounts                      110,199      14.84%      115,800      15.87%
Term Certificates                          317,237      42.71%      319,773      43.83%
                                          --------                 --------
         Total Deposits                   $742,729                 $729,594
                                          ========                 ========


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


                        BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

                                  SELECTED FINANCIAL RATIOS

                                                                             UNAUDITED                          UNAUDITED
                                                                           AT OR FOR THE                      AT OR FOR THE
                                                                        THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                            DECEMBER 31                       DECEMBER 31
                                                                          2001           2000              2001           2000
                                                                          ----           ----              ----           ----
                                                                       DOLLARS IN THOUSANDS               DOLLARS IN THOUSANDS
Performance Ratios (1):
    Return on average assets                                             0.67%          0.98%               0.86%          0.49%
    Return on average equity                                             4.87%          6.19%               5.74%          3.72%
    Net interest margin  as  % of average earning assets                 4.57%          4.38%               4.35%          4.25%
    Non-interest income to average earning assets                        2.15%          0.53%               1.17%          0.54%
    Non-interest expense to average earning assets                       3.78%          3.01%               3.41%          3.64%

Asset Quality Ratios  (2):
    Average earning assets to average assets                            93.78%         93.72%              93.80%         94.35%
    Net charged-off loans to total loans                                 0.54%          0.10%               0.79%          0.19%
    Non-performing loans to total loans                                  0.34%          0.36%               0.34%          0.36%
    Non-performing assets to total assets                                0.26%          0.29%               0.26%          0.29%
    Allowance for loan losses to non-performing loans                  408.36%        356.08%             408.36%        356.08%
    Allowance for loan losses to total loans                             1.37%          1.29%               1.37%          1.29%

Capital ratios  (2):
    Stockholders' equity to total assets                                13.50%         15.95%              13.50%         15.95%
    Tier I capital to average assets                                    11.00%         14.54%              11.00%         14.54%
    Tier I capital to risk weighted assets                              12.97%         17.12%              12.97%         17.12%
    Total capital to risk weighted assets                               15.73%         20.15%              15.73%         20.15%
Other data (2):
    Non-performing loans                                              $ 2,702        $ 2,869             $ 2,702        $ 2,869
    Foreclosed real estate                                            $     -        $    50             $     -        $    50
    Non-performing assets                                             $ 2,702        $ 2,919             $ 2,702        $ 2,919
    Efficiency ratio (3)                                                56.31%         62.01%              62.18%         76.86%
    Book value per share                                              $ 21.68        $ 21.02             $ 21.68        $ 21.02

    (1) Ratios are annualized for the three and twelve months ended December 31, 2001 and 2000
    (2) End of period ratios and balances
    (3) Efficiency ratio equals operating expense divided by net interest income plus non-interest income less gain (loss) on securities.